KIRKPATRICK & LOCKHART LLP
                         1800 Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1800
                                 (202) 778-9000



                                  May 18, 1998


V-ONE Corporation
20250 Century Boulevard - Suite 300
Germantown, Maryland 20874

            Re:   V-ONE Corporation
                  Registration Statement on Form S-8
                  -----------------------------------

Ladies/Gentlemen:

      We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering 2,500,000 shares of common stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable pursuant to the Corporation's 1998 Incentive Stock Plan ("1998 Plan") and 300,000 shares of Common Stock issued on exercise of a warrant given to David D. Dawson, on November 21, 1997 ("Warrant").

      We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

V-ONE Corporation
May 18, 1998
Page 2


      Based on the foregoing, we are of the opinion that the 2,500,000 shares of Common Stock issuable pursuant to the 1998 Plan, when issued in accordance with the terms of the 1998 Plan, and the 300,000 shares of Common Stock, when issued in accordance with the terms of the Warrant, will be duly and validly issued by the Corporation, fully paid and non-assessable.

      We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                     Very truly yours,


                                     /s/ Kirkpatrick & Lockhart LLP
                                     --------------------------------------
                                     KIRKPATRICK & LOCKHART LLP